THE ORCHARD REPORTS REVENUE INCREASE OF 13% IN SECOND QUARTER 2009 AS COMPARED TO SECOND QUARTER 2008

Music tracks available for sale increased 29% in second quarter 2009 as compared to second quarter 2008

Investor Conference Call Scheduled For

Thursday, August 13, 2009, at 4:30 p.m. EDT

New York - August 13, 2009 Today, The Orchard (NASDAQ: ORCD) reported financial results for the second quarter of 2009.

Second Quarter Results

For the second quarter of 2009, revenues were $15.1 million, compared to $13.4 million for the second quarter of 2008, an increase of 13%.

The Orchard’s gross profit margin was 27% in the second quarter of 2009, as compared to 26% in the second quarter of 2008.

As of June 30, 2009, there were approximately 1.5 million music tracks available for sale, an increase of 29% from the same date in 2008. During the second quarter of 2009, there were approximately 15.1 million paid downloads from The Orchard’s catalogue, an increase of 29% as compared to the second quarter of 2008.

Operating expenses totaled $5.1 million for the second quarter of 2009, as compared to $4.4 million for the second quarter of 2008, an increase of 16% or $0.7 million. This increase was primarily due to (1) a $0.4 million increase in personnel-related expenses primarily due to staff added to support The Orchard’s new physical distribution channel (which The Orchard acquired as part of its acquisition of TeeVeeToons) and to enhance The Orchard’s technology infrastructure, (2) a $0.2 million increase in office expenses following the relocation of The Orchard’s New York headquarters and (3) a $0.1 million increase in other expenses.

The net loss for the second quarter of 2009 was $1.1 million as compared with a net loss of $0.8 million for the second quarter of 2008. The Orchard’s net loss for the second quarter of 2009 was $0.18 per share.

EBITDA for the second quarter of 2009 was a loss of $0.6 million compared with a loss of $0.5 million for the second quarter of 2008.  A reconciliation of GAAP net income to EBITDA is provided in the financial tables that accompany this release.

As of June 30, 2009, cash and cash equivalents were $4.2 million and The Orchard had no debt. Net cash provided by operations for each of the six months ended June 30, 2009 and June 30, 2008 was $0.8 million.

Management Comment

Commenting on the second quarter results, Greg Scholl, president and chief executive of The Orchard said, “During the second quarter of 2009, we grew revenues as compared to the same period in 2008, despite a marked deceleration in digital media growth, and again saw new client wins as we increased the number of tracks we have available for download and the size of our video catalogue.”

Scholl continued, “Like many other companies, we continue to operate in a tough market environment and are focused on finding ways to reduce operating expenses. We remain confident in the long-term prospects of our company and sector and are optimistic about our continued platform and service innovations and new label and store signings.”

Further Financial Information

For further company financial information, refer to the unaudited condensed consolidated statements of operations and unaudited summarized cash flow information attached to this release; the Quarterly Report on Form 10-Q for the Second Quarter of 2009, to be filed August 14, 2009 with the Securities and Exchange Commission (the “SEC”), the Quarterly Report on Form 10-Q for the First Quarter of 2009 filed with the SEC on May 15, 2009 and The Orchard’s Annual Report on Form 10-K for 2008, filed with the SEC on March 30, 2009.

Investor Conference Call and Webcast

The Orchard will host a conference call on August 13, 2009 at 4:30 p.m. EDT to discuss its results and provide an update on the company. Presenting from The Orchard will be its President and Chief Executive Officer, Greg Scholl and its Chief Financial Officer, Nathan Fong.

To participate in the call, interested parties are invited to dial 1 (800) 901-5248 for domestic callers or 1 (617) 786-4512 for international callers at least five minutes prior to the start time. The participant pass-code is 67369114. A live webcast of the call will be available on The Orchard's website at http://investor.theorchard.com.

A replay of the call will be available for one week, beginning one hour after the call ends by dialing 1 (888) 286-8010 for domestic callers or 1 (617) 801-6888 for international callers. The pass-code is 68053936. A replay of the webcast will also be archived on The Orchard’s website for at least fourteen days.

About The Orchard®

The Orchard (NASDAQ: ORCD) is a full service business partner for entertainment companies, music labels, recording artists and songwriters, film studios, and producers. Founded in 1997, the company drives sales across its retail network of more than 600 digital storefronts and mobile carriers in 59 countries. Headquartered in New York and London, with operations in 27 markets around the world, The Orchard offers a comprehensive suite of services focused on customized marketing and promotions, social media, sales development, and technology.  An industry pioneer and continued innovator in digital media services, The Orchard fosters creativity and independence. For further information please visit www.theorchard.com

The Orchard is a registered trademark and The Orchard logo is a service mark of Orchard Enterprises NY, Inc. All Rights Reserved.

Forward Looking Statements

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance, such as the factors underlying The Orchard’s historical performance and the likelihood that these will result in similar future performance, The Orchard’s performance in 2009 despite a challenging macro-economic environment, the impact that new business areas that are being launched will have on future growth and management’s ability to control costs as revenues increase. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof and are based on our current views and assumptions. The Orchard undertakes no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. These forward-looking statements involve a number of risks and uncertainties, certain of which are outside of The Orchard’s control, such as the growth of the digital music and video markets, the impact of the general economic recession and management’s ability to capitalize on our business strategy and take advantage of opportunities for revenue expansion. These and other factors that could cause actual results to differ materially from our expectations are detailed in The Orchard’s filings with the SEC, such as our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Use of Non-GAAP Measures

In addition to The Orchard’s condensed consolidated statements of operations and cash flow presented in accordance with GAAP, we present investors with the non-GAAP financial measure, EBITDA.

EBITDA consists of net income/loss excluding the impact of the following: interest income, net; income taxes; depreciation; and amortization. Management believes that the non-GAAP financial measure of EBITDA is a useful measure because it provides important supplemental information to management and investors regarding financial and business trends relating to The Orchard’s financial condition and results of operations and is useful to investors in their assessment of our operating performance and the valuation of our company.

EBITDA is a non-GAAP measure and therefore, should be considered in addition to, not as a substitute for or superior to, revenue and operating expenses provided by reported operating activities, net income/loss or other financial measures prepared in accordance with GAAP. In the financial tables of our earnings press release, The Orchard has included a reconciliation of EBITDA to GAAP net income/loss.

CONTACT:
The Orchard
Nathan Fong, +1 212-300-2824,
EVP & Chief Financial Officer of The Orchard
nfong@theorchard.com

or

Press:
Jaclyn Ranere, +1 212.300.2839
jaclyn@theorchard.com

or

Investor Relations:
IR@theorchard.com

THE ORCHARD ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	June 30,
	2009	2008
	(unaudited)

REVENUES	$15,057,536	$13,402,530

COST OF REVENUES	11,059,097	9,859,667

GROSS PROFIT	3,998,439	3,542,863
Gross profit margin	27%	26%

OPERATING EXPENSES	5,144,202	4,422,790

LOSS FROM OPERATIONS	(1,145,763)	(879,927)

OTHER INCOME (EXPENSE):
Interest income	2,054	56,227
Interest expense	(15,467)	--
Other income	70,649	38,208
Total other income (expense)	57,236	94,435

NET LOSS	$(1,088,527)	$(785,492)

Loss per share - basic and diluted	$(0.18)	$(0.12)

Weighted average shares outstanding - basic and diluted	6,155,816	6,292,143

THE ORCHARD ENTERPRISES, INC.

SUMMARIZED CASH FLOW INFORMATION

	For the Six Months Ended
	June 30,
	2009	2008
	(unaudited)

NET CASH FLOWS PROVIDED BY (USED IN):
Operating activities	$821,769	$815,787
Investing activities	(1,082,114)	(1,028,380)
Financing activities	--	--
Effect of exchange rate changes	(63,470)	(34,557)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(323,815)	(247,150)

CASH AND CASH EQUIVALENTS - Beginning of period	4,521,027	10,636,618

CASH AND CASH EQUIVALENTS - End of period	$4,197,212	$10,389,468

THE ORCHARD ENTERPRISES, INC.

RECONCILIATION OF GAAP NET LOSS TO EBITDA

	For the Three Months
	Ended June 30,
	2009	2008
	(Unaudited)

Net loss in accordance with GAAP	$(1,088,527)	$(785,492)
Add (deduct):
Interest income	(2,054)	(56,227)
Interest expense	15,467	--
Depreciation and amortization	466,040	307,315

EBITDA	$(609,074)	$(534,404)